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                                                                      EXHIBIT 5

                               December 17, 1998


Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia  30326

          Re: Registration Statement on Form S-8 Relating to the Frederica Bank & Trust Directors' Stock Option Plan

Ladies and Gentlemen:

     We have served as counsel for Premier Bancshares, Inc., a Georgia corporation (the "Company") , in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Post-Effective Amendment No. 1 on Form S-8 (the "Registration Statement") to a Registration Statement on Form S-4 (File No. 333-650251) under the Securities Act of 1933, as amended, pertaining to the issuance of up to 35,280 shares of the Company's Common Stock, $1.00 par value (the "Shares"), pursuant to certain obligations assumed by the Company with respect to the Frederica Bank & Trust Directors' Stock Option Plan (the "Plan"). The assumption by the Company of such obligations, and the issuance and sale of the Shares, is contemplated pursuant to a certain Agreement and Plan of Reorganization dated July 9, 1998 by and between the Company, PMB Acquisition Corp. and Frederica Bank & Trust ("Frederica"), pursuant to which Frederica became a wholly-owned subsidiary of the Company.

     As to various questions of fact material to our opinion, we have relied solely upon (i) an Officer's Certificate delivered to us by a Company officer, and (ii) the representations of the directors, officers and managers of the Company and of public officials. We have made no other inquiries.

     In connection with the preparation of this opinion, we have only reviewed, and this opinion is limited to, those laws of the State of Georgia, excluding local laws of the State of Georgia (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of the State of Georgia and judicial decisions to the extent they deal with any of the foregoing), and the laws of the United States of America that are, in our experience, normally applicable to the transactions referenced herein. We are licensed to practice law in the State of

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Georgia and, accordingly, this opinion is based solely upon such laws and we do not render any opinion as to the effect of the laws of any other jurisdiction. Further, we have assumed for purposes of this opinion (1) the genuineness of all signatures; (2) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (3) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company. In rendering opinions as to future events, we have assumed the facts and law existing on the date hereof.

     Based upon and subject to the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon issuance pursuant to the terms of the Plan, will be validly issued, fully paid and nonassessable.

     This opinion is delivered solely for your benefit in connection with the Plan and may not be quoted in whole or in part, referred to, filed with any governmental agency or otherwise used or relied upon by any other person or for any other purpose without our prior written consent except as provided herein.

     This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                      WOMBLE CARLYLE SANDRIDGE & RICE
                                      A Professional Limited Liability Company


                               By:    /s/ Steven S. Dunlevie
                                      -----------------------------------------
                                      Steven S. Dunlevie, Member